Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$31,311,830
Unrealized Gain (Loss) on Market Value of Futures	3,733,610
Interest Income	655,363
ETF Transaction Fees	6,000
Total Income (Loss)	$35,706,803

Expenses
Investment Advisory Fee	$265,912
K-1 Tax Expense	78,201
Brokerage Commissions	35,721
Prepaid Audit Fees	25,000
SEC & FINRA Registration Expense	19,991
NYMEX License Fee	16,139
Audit Fees	10,980
Non-interested Directors' Fees and Expenses	10,003
Legal Fees	2,643
Total Expenses	$464,590
Net Gain (Loss)	$35,242,213

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/08	$512,253,050
Additions (1,000,000 Units)	49,572,860
Withdrawals (200,000 Units)	(10,382,326)
Net Gain (Loss)	35,242,213

Net Asset Value End of Period	$586,685,797
Net Asset Value Per Unit (11,300,000 Units)	$51.92

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Natural Gas Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502